As filed with the Commission on February 3, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TRAVELZOO
(Exact name of registrant as specified in its charter)
Delaware	36-4415727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor
New York, New York 10022
(212) 516-1300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Wayne Lee
Chief Financial Officer
Travelzoo
590 Madison Avenue, 35th Floor
New York, New York 10022
(212) 516-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all correspondence to:
Christina Sindoni Ciocca
General Counsel and Head of Global Functions
Travelzoo
590 Madison Avenue, 35th Floor
New York, New York 10022
(646) 889-1857
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2023
Up to 3,410,000 Shares

Common Stock
This prospectus relates to resales, from time to time, of up to 3,410,000 shares of our common stock, par value $.01 per share, by Azzurro Capital Inc. (“Azzurro”). We are registering the offer and sale of the shares of common stock held by Azzurro to satisfy the registration rights they were granted pursuant to a Stock Purchase Agreement entered into on November 25, 2022 (the “Stock Purchase Agreement”), pursuant to which we agreed, among other things, to issue shares of common stock to Azzurro in a private placement. The transactions contemplated by the Stock Purchase Agreement closed on December 30, 2022.
The selling stockholder or its transferees may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices, from time to time in accordance with the “Plan of Distribution” described in this prospectus on page 25.
We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholder. The selling stockholder will bear its commissions, discounts, transfer taxes and other costs, if any, attributable to the sale or disposition of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of such shares. .
Our common stock is listed on The Nasdaq Global Select Market under the symbol “TZOO.” On February 2, 2023, the last reported sale price of our common stock was $5.24 per share.
Investing in our securities involves a high degree of risk. You should carefully review and consider the risks, uncertainties and other information in the section entitled “Risk Factors” beginning on page 5 of this prospectus before purchasing the common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is       , 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration statement, the selling stockholder named in this prospectus may, from time to time, offer or sell their shares of our common stock in one or more offerings.
We have not authorized anyone to give any information or to make any representation concerning this offering except the information and representations which are contained in this prospectus. If anyone gives or makes any other information or representation, you should not rely on it. This prospectus is not an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any circumstances in which an offer or solicitation is unlawful. You should not interpret the delivery of this prospectus or any sale made hereunder as an indication that there has been no change in our affairs since the date of this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.
Unless the context otherwise requires, “Travelzoo,” the “Company,” “we,” “us,” “our” and similar names refer to Travelzoo. References to the “selling stockholder” refer to the stockholder listed herein under the heading “Selling Stockholder” on page 24, who may sell shares from time to time as described in this prospectus.

SUMMARY
The following summary provides an overview of certain information about us, the Private Placement (as defined herein) and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 5, the financial statements and related notes and other information included in or incorporated by reference into this prospectus, and, if applicable, any prospectus supplement or related free writing prospectus, and the additional information described under the captions “Where You Can Find More Information” and “Incorporation by Reference,” before investing in our securities.
About This Prospectus
The 3,410,000 shares being registered on the registration statement accompanying this prospectus were issued to the selling stockholder in a private placement (the “Private Placement”) pursuant to the Stock Purchase Agreement, dated November 25, 2022, entered into between us and the selling stockholder, as described in further detail below. The shares are being registered for resale or other disposition by the selling stockholder. We will not receive any proceeds from the sale or other disposition of the shares registered hereunder, or interests therein.
About the Company
Travelzoo® is a global Internet media company. We provide our more than 30 million members insider deals and one-of-a-kind experiences personally reviewed by one of our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. For over 20 years we have worked in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.
Travelzoo attracts a high-quality audience of travel enthusiasts across multiple digital platforms, including email, web, social media and mobile applications. Our insider deals and email newsletters are published by Travelzoo and its licensees worldwide. Our publications and products include the Travelzoo website (travelzoo.com), the Travelzoo iPhone and Android apps, the Travelzoo Top 20® email newsletter, the Newsflash email alert service, and the Travelzoo Network. Our Travelzoo website, Top 20® and Newsflash email alert service include Local Deals and Getaways listings that allow our members to purchase vouchers for deals from local businesses such as spas, hotels and restaurants.
We also license the use of these products and our intellectual property in various countries in Asia Pacific, including but not limited to Australia, New Zealand, Japan, South Korea and Southeast Asia. We are the majority shareholder of JFC Travel Group Co., which operates Jack’s Flight Club.
On March 14, 2022, we announced the creation of our new Metaverse division and the plan to launch the Travelzoo META subscription-based service, with the goal of providing members with exclusive access to the latest and best Metaverse travel experiences (while the legacy Travelzoo business continues to do the same with “real-world” offers). Travelzoo is currently developing the Travelzoo META offering, including by focusing on the sourcing of unique and high-quality Metaverse experiences, which is planned to be an integral part of the membership, through the entity acquired as part of the Private Placement, Metaverse Travel Experiences, LLC (formerly, Metaverse Travel Experiences, Inc.) (“MTE”), described in further detail in the Schedule 14A filed on December 6, 2022.
Corporate Information
Travelzoo was incorporated under the laws of the State of Delaware on January 18, 2001 under the name Travelzoo Inc. On May 5, 2017, we changed our name to Travelzoo. Our principal executive office is located at 590 Madison Avenue, 35th Floor, New York, New York 10022 and our telephone number is (212) 516-1300. Our website address is http://www.travelzoo.com. Information contained on or accessible through our website is not a part of this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Additionally, you should not rely on any such information in making your decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Select Market under the symbol “TZOO”.

Private Placement
On November 25, 2022, we entered into the Stock Purchase Agreement with Azzurro Capital Inc. (“Azzurro”), the selling stockholder under this prospectus, pursuant to which we agreed to issue and sell, and Azzurro agreed to purchase, a total of 3,410,000 shares of common stock of the Company (the “Shares”) in exchange for consideration consisting of cash, a secured promissory note and all of the shares of common stock representing all of the outstanding equity securities of MTE, a wholly owned subsidiary of Azzurro. Following approval by the Company’s stockholders at a special meeting, the Company consummated the transactions contemplated by the Stock Purchase Agreement on December 30, 2022. The final purchase price for the Shares as set forth in the Stock Purchase Agreement was $15,004,000 and consisted of the following consideration to the Company: (i) $1,000,000 paid in cash on the closing date; (ii) $4,753,200 paid in the form of a promissory note receivable due by June 30, 2023; and (iii) the transfer of all of the outstanding equity securities of MTE, which transfer was effected pursuant to a merger of MTE with a wholly owned subsidiary of the Company on December 30, 2022. At the closing, the Company issued the Shares to Azzurro in a private placement. We intend to use the net proceeds from the transaction received by us for working capital and other general corporate purposes.
Pursuant to the Stock Purchase Agreement, we agreed to register for resale by Azzurro the Shares. We will not receive any of the proceeds of sales by the selling stockholder of any of the Shares covered by this prospectus. The Stock Purchase Agreement contains other customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act of 1934, as amended, or the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING
Common stock offered by the selling stockholders
3,410,000 shares
Common stock outstanding(1)
15,697,412 shares as of January 30, 2023
Use of proceeds
We will not receive any proceeds from the sale of shares offered hereby. All such proceeds will be received by the selling stockholder listed in this prospectus under “Selling Stockholder” on page 24.
Risk factors
See “Risk Factors” beginning on page 5, for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Select Market Symbol
TZOO
(1)
Excludes options to acquire 1,175,000 shares, of which 625,000 are currently exercisable at a weighted average exercise price of $5.96 per share and 550,000 are not yet vested at a weighted average exercise price of $6.90.

RISK FACTORS
Investing in our common stock involves a high degree of risk. The business, financial condition and operating results of the Company can be affected by a number of factors, whether currently known or unknown, including but not limited to those described below, any one or more of which could, directly or indirectly, cause the Company’s actual financial condition and operating results to vary materially from past, or from anticipated future, financial condition and operating results. Any or all of the risks listed below, as well as other variables affecting our operating results, in whole or in part, could materially and adversely affect our business or financial condition, which could cause the market price of our stock to decline or cause substantial volatility in our stock price, in which event the value of your common stock could decline. You should also keep these risk factors in mind when you read forward-looking statements.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock and could impair our ability to raise additional equity capital.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of shares of our common stock or other equity-related securities would have on the market price of our common stock.
The market price of our common stock has been, and may continue to be volatile and fluctuate significantly, which could result in substantial losses for investors.
The trading price of our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including historical and anticipated operating results, our financial situation, announcements of innovations or new products by us or our competitors, our ability or inability to raise the additional capital needed and the terms on which it may be raised, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading, regardless of our financial condition, results of operations, business or prospects. Among the factors that may cause the market price of our Common Stock to fluctuate are the risks described elsewhere in this “Risk Factors” section and other factors, including:
•	fluctuations in our quarterly operating results or the operating results of competitors;
•	variance in financial performance from the expectations of investors
•	changes in the estimation of the future size and growth rate of our markets;
•	changes in accounting principles or changes in interpretations of existing principles, which could affect financial results;
•	conditions and trends in the markets served;
•	changes in general economic, industry and market conditions;
•	success of our and our competitors’ products and services;
•	announcements of significant new products, contracts, acquisitions or strategic alliances by us or our competitors;
•	actual or expected sales of common stock by stockholders; and
•	the trading volume of our Common Stock.
In addition, the stock markets and the market for our products and services in particular, may experience a loss of investor confidence. Such loss of investor confidence may result in extreme price and volume fluctuations in our common stock that are unrelated or disproportionate to the operating performance of our business, financial condition or results of operations. These broad market and industry factors may materially harm the market price of our common stock and expose the Company to securities class action litigation. Such litigation, even if unsuccessful, could be costly to defend and divert management’s attention and resources, which could further materially harm our financial condition and results of operations.

Azzurro has control over the Company following the consummation of the Private Placement, and its interests may conflict with ours or yours in the future.
Before the consummation of the Private Placement, Azzurro and its affiliates held approximately 36.26% of the Company’s common stock. Following the consummation of the Private Placement, Azzurro and its affiliates hold greater than 50% of the Company’s common stock. This means that the Company is a controlled company again. Azzurro previously held greater than 50% ownership up until approximately 2018. The Company already has in place applicable corporate governance processes and procedures required and necessary for a controlled company to ensure independence (e.g., a board of directors with majority independent directors, a compensation and audit committee comprised solely of independent directors, etc.).
It is possible that the interests of Azzurro and its affiliates may conflict with those of the Company or yours as stockholders of the Company in the future. In addition, in light of Azzurro’s majority ownership of the Company, Azzurro will be able to approve or otherwise exert significant influence over other corporate transactions. Our other stockholders will therefore have limited influence and control on matters requiring stockholder approval.
Risks Related to Our Financial Condition and Business Model
The COVID-19 pandemic has had, and is expected to continue to have, a material adverse impact on the travel industry and our business and financial performance.
The measures implemented to contain COVID-19 have had, and are expected to continue to have, a significant negative effect on our business, financial condition, and results of operations and cash flows. The measures implemented led to many of our advertisers pausing, canceling, or stopping advertising with us, as well as a high level of cancellations for our hotel partners and travel package partners, and refund requests for vouchers sold by Travelzoo for restaurant and spa partners. However, we have modified our policies, particularly with our vouchers, to extend expiration dates and allow for full refundability and have received positive feedback from Travelzoo members. We are also seeing many advertisers and partners starting to return to advertising with us, as the effects of the pandemic subside, although with the emergence of new COVID-19 variants, this trend could stop or even reverse. We will continue to adapt our business strategy and policies as the situation evolves.
Any changes in laws or regulations that further impair the ability or desire of individuals to travel, including laws or regulations banning travel, requiring vaccination, COVID-19 testing requirements in connection with travel, the closure of hotels or other travel-related businesses (such as restaurants and spas) or other restrictions in connection with or as a result of the pandemic, may exacerbate the negative impact of COVID-19 on our business, financial condition, results of operations, and cash flows. The ultimate extent of the pandemic and its impact on travel is unknown and difficult to predict. As a result, the full extent of the impact on our business and results of operations is unknown. The pandemic and the emergence of new variants, including Delta and Omicron, could continue to hamper global economic activity for an extended period of time, even as restrictions begin to lift or vaccination rates increase, leading to decreased disposable income for consumers, increased and ongoing unemployment and/or a decline in consumer confidence, all of which could significantly reduce discretionary spending on travel. In turn, that could have a negative impact on demand for our services. Although the increase in vaccination rates has allowed many countries to open their borders for travel again, there is inconsistency in testing, vaccination and safety protocols across countries, making trip planning unpredictable and undermining consumer confidence. Because we operate in various countries (including through our licensing arrangements), we are subject to varying rates of recovery and diverse restrictions and reactions to COVID-19 and vaccinations. The aforementioned circumstances could result in a material adverse impact on our business, financial condition, results of operations and cash flows, potentially for a prolonged period.
Impairments of goodwill, long-term investments and long-lived assets have a negative impact on our results of operations.
We perform our impairment test annually in October unless there are triggering events identified by comparing the carrying value of Jack’s Flight Club net assets to the fair value of the Jack’s Flight Club reporting unit based on an updated discounted cash flow analysis and no impairment charge was identified in connection with the annual impairment test for 2021. We did not identify any indicators of impairment during the nine months ended September 30, 2022. The determination of the fair value reflects numerous assumptions that are subject to various risks and uncertainties. It requires significant judgments and estimates and actual results could be materially different than those judgments and estimates utilized in the fair value estimate. Future events and changing market conditions may lead us to re-evaluate the assumptions reflected in the current forecast, particularly the assumptions related to the length and severity of the global pandemic and the shape and timing of the subsequent recovery, which may result in a need to recognize additional impairment charges, which could have a material adverse effect on our results of operations.
We cannot assure you that we will be profitable.
For the nine months ended September 30, 2022, we generated consolidated net income of $4.2 million, of which $36,000 income was attributable to non-controlling interest and $4.2 million income was attributable to Travelzoo. In the year ended December 31, 2021, we generated consolidated net income of $902,000, of which $911,000 income was attributable to Travelzoo. Our profitability was impacted in 2021 and 2020 due to the global pandemic, and there is no assurance that we will be profitable in the future. We forecast our future expense levels based on our operating plans and our estimates of future revenues. Given the impact of the pandemic in 2020, we significantly cut expenses to preserve profitability as much as possible. In the future, depending on various factors, including but not limited to, market conditions, the improvement of the economy and the return of the travel industry following the pandemic, we may need to continue to cut expenses to preserve profitability or alternatively we may find it necessary to significantly accelerate expenditures in order to meet increased demand or to maintain brand awareness. We may also expand and upgrade our technology and make investments in existing or new products that may impact our profitability. If our revenues grow at a slower rate than we anticipate or decline, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to be profitable.
Fluctuations in our operating results may negatively impact our stock price.
Our quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular period. You should not rely on our quarter to quarter comparisons of our results of operations, as they are not considered an indication of future performance. Factors that may affect quarterly results include: consumer refund rate; mismatches between resource allocation and client demand due to difficulties in predicting client demand; changes in general economic conditions (perceived or actual) that could impair consumer spending; the magnitude and timing of marketing initiatives, including member acquisition and expansion efforts; the introduction, development, timing, competitive pricing and market acceptance of our products and services and those of our competitors; our ability to attract, hire and retain key personnel; our ability to maintain merchant and member satisfaction such that we are able to continue to attract high quality merchants and members; our ability to manage our planned growth; our ability to encourage our existing members to engage with our products and services and to convert them to revenue-generating users; technical difficulties or system downtime affecting the Internet or our products and services; and volatility of our operating results in new markets.
We may significantly decrease our operating expenses in response to changes in general economic conditions, performance and/or declines in consumer demand. We may significantly increase our operating expenses for a certain period if, among other reasons, we see a unique opportunity for a brand marketing campaign, if we find it necessary to respond to increased brand marketing by a competitor, or if we decide to accelerate our acquisition of new members or engagement of existing members. If revenues fall below our expectations in any quarter and we are unable to quickly reduce our operating expenses in response, our operating results would be lower than expected and our stock price may fall.
Expansion of product offerings may result in additional costs that exceed revenue and may trigger additional stock volatility.
In response to the global pandemic, we expanded our voucher product offerings to include fully refundable vouchers. We have also historically invested in packaging technology and expansion of our hotel booking platform. We may in the future invest in the technology for our email products or invest in completely new products. Such product modifications and expansions may result in an increase in costs in the near-term and an increase in cost structure in the long-term, which may be in excess of incremental revenue. If our expanded product offerings are not embraced by our users or our advertising partners, or if we are unsuccessful in our efforts to monetize these initiatives, our business and financial results could be adversely affected. If we cannot attract members to our product offerings, including in the face of substantial uncertainty due to the pandemic, our financial results could be affected. Fully refundable vouchers may also result in significant refunds and costs for the Company. In addition, the hotel booking platform and travel packages will be sensitive to fluctuations in hotel supply, occupancy and average daily rates and a fluctuation in any of these factors could impact our revenue. We can give no assurances that any of our product offerings will yield the benefits we expect and will not result in additional costs.
Our voucher products may be adversely impacted by competition and decreased consumer demand for vouchers.
Our Local Deals and Getaways products include the sale of vouchers directly to consumers to advertise promotional offers provided by merchants. This format may require additional investments to maintain and grow the business including the hiring of additional sales force and additional spend on customer service, marketing, technology tracking systems and payment processing. Such vouchers had been typically non-refundable or refundable by the Company within 7-14 days of purchase. In March 2020, the Company expanded its voucher products to include fully refundable vouchers, which allow the consumer to request a refund through the expiration date of the voucher. This shift increased the rate at which our existing customers purchase vouchers. However, we cannot guarantee that this trend will continue, especially as we adjust back to the Company’s original refund policy and limit the fully refundable option, including the implementation of a surcharge paid at the time of the voucher purchase for the right to be fully refundable. As market conditions continue to shift, we may see a decline in demand for vouchers or the Company may strategically move away from this product offering. Changing travel restrictions due to the global pandemic have made it so that many consumers may not be able to use their vouchers in the near-term or at all. Although we are actively working with our partners to extend travel windows and expiration dates to ensure consumers can use their vouchers and while we are continually evolving our strategy, we may not always be successful in doing so and the demand for our vouchers may decline or refund rates may increase and may adversely impact revenues.
Our business could be negatively affected by changes in search engine algorithms or other traffic-generating arrangements.
We utilize Internet search engines such as Google, principally through the purchase of travel-related keywords and through organic search, to generate additional traffic to our websites. The number of users we attract from search engines to our websites is due in large part to how and where information from, and links to, our websites are displayed on search engine results pages. The display, including rankings, of unpaid search results can be affected by a number of factors, many of which are not in our control and may change frequently. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the placement or cost of links to our websites can be negatively affected. In addition, a significant amount of traffic is directed to our websites through our participation in pay-per-click and display advertising campaigns on search engines, travel metasearch engines, and Internet media properties. Pricing and operating dynamics for these traffic sources can experience rapid change, both technically and competitively. Also, we may scale back our expenditures in paid search, pay-per-click and display advertising campaigns at any time. Moreover, a search or metasearch engine could, for competitive or other purposes, alter its search algorithms or display of results causing a website to place lower in search query results. This would adversely affect our business and financial performance, potentially to a material extent. We could also face a significant decrease in traffic to our websites and/or increased costs.
Additionally, an area of increased scrutiny, particularly in Europe, involves contractual search term bidding restrictions where one contracting party agrees not to bid on certain key search terms related to the other party (e.g., such other party’s name). In some of our contracts we or the other party have agreed to bidding restrictions. If bidding restrictions are held to be illegal or otherwise unenforceable, our performance marketing costs may increase if bidding on affected key words (especially those related to us) becomes more expensive, which could adversely affect our marketing efficiency and results of operations.
Trends in consumer use of mobile devices continues to create challenges.
Continued widespread use of mobile devices, such as the iPhone and Android-enabled smart phones, and tablets, coupled with the improved web browsing functionality and development of thousands of useful “apps” available on these devices, has been driving substantial traffic and commerce activity to mobile platforms. We have experienced a significant shift of business to mobile platforms and our advertising partners have also seen a rapid shift of traffic to mobile platforms. Our major competitors and certain new market entrants are offering mobile applications for travel products and other functionality, including proprietary last-minute discounts for hotel bookings and travel concierge services. Advertising and distribution opportunities may be more limited on mobile devices given their smaller screen sizes. The gross profit earned on a mobile transaction may be less than that earned from a typical desktop transaction due to different target consumers and different purchasing patterns. Further, given the device sizes and technical limitations of tablets and smartphones, mobile consumers may not be willing to download multiple applications from multiple travel service providers and instead prefer to use one or a limited number for their mobile travel activity. As a result, the consumer experience with mobile applications, as well as brand recognition and loyalty, are likely to become more important. We also rely on application marketplaces, or app stores, to drive downloads. In the future, marketplace operators may make changes that make access to our products more difficult.
We continue to make progress creating mobile offerings which have received strong reviews and have shown solid download trends. We believe that mobile bookings continue to present an opportunity for growth. Further development of our mobile offerings is necessary to maintain and grow our business. As a result, it is increasingly important for us to develop and maintain effective mobile websites optimized for mobile devices. If we are unable to continue to rapidly innovate and create new, user-friendly and differentiated mobile offerings and efficiently and effectively advertise and distribute on these platforms, or if our mobile applications are not downloaded and used by travel consumers, we could lose market share to existing competitors or new entrants and our future growth and results of operations could be adversely affected.
We may have exposure to additional tax liabilities.
As a global company, we are subject to income taxes as well as non-income based tax, in the U.S. and various foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes and other tax liabilities. Although we believe that our tax estimates are reasonable, there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our historical income tax provisions and accruals. Changes in tax laws or tax rulings may have a significant adverse impact on our effective tax rate. The 2017 Tax Cut and Jobs Act (“Tax Act”) included significant changes to the U.S. corporate income tax system including: a federal corporate rate reduction from 35% to 21%; limitations on the deductibility of interest expense and executive compensation; creation of new minimum taxes such as the base erosion anti-abuse tax and Global Intangible Low Taxed Income tax; and the transition of U.S. international taxation from a worldwide tax system to a modified territorial tax system, which will result in a one-time U.S. tax liability on those earnings which have not previously been repatriated to the U.S. There could be additional changes to the corporate tax rate in the near future. The interpretation and implementation of the Tax Act and regulations, rules or guidance that have or may be adopted under, or result from, the Tax Act could have a material impact on our business.
A number of European Union member states have taken steps to unilaterally introduce a services tax. In July 2019, France passed legislation that introduced a 3% digital services tax, which is retroactively applicable as of January 1, 2019. Beginning in April 2020, the government of the United Kingdom implemented a digital services tax which imposes a 2% tax on revenues of search engines, social media services and online marketplaces which derive value from UK users. Similarly, effective January 16, 2021, Spain will tax digital services at 3% for companies that operate globally and have a significant digital footprint in Spain. Many questions remain regarding these digital services taxes. For example, it is not clear whether digital services taxes can be deducted for income tax purposes or whether there is potential for double taxation on the same transaction. The interpretation and implementation of these taxes (especially if there is inconsistency in the application of these taxes across tax jurisdictions) could have a materially adverse impact on our business, results of operations and cash flows.
We are also subject to non-income based taxes, such as value-added, payroll, sales, use, net worth, property and goods and services taxes, in the U.S. and various foreign jurisdictions, including for Jack’s Flight Club. From time to time, the Company may by audited by tax authorities with respect to these non-income based taxes and may have exposure to additional non-income based tax liabilities. These examinations may lead to ordinary course adjustments or proposed adjustments to its taxes or its net operating income or may result in recognition of previously unrecognized tax benefits.
In connection with the Private Placement and the acquisition of MTE, the Company was made aware by the Company’s outside tax advisor of potential limitations the Internal Revenue Code could place on the use of net operating losses (“NOLs”) acquired in connection with a transaction such as the Issuance and the Merger. The Company’s outside tax advisor in the matter reviewed and advised on certain federal income tax aspects of the Private Placement and the Merger, including the potential use of MTE’s NOLs. The ability of the Company to use the MTE NOLs is subject to uncertainty and the Private Placement and acquisition of MTE may be subject to audit by the Internal Revenue Service (“IRS”) and that the IRS may disagree with the Company’s position that the NOLs may be fully utilized, resulting in a whole or partial limitation on the use of the NOLs by the Company. Although the Company has remained conservative in its estimates of the impact of the Private Placement and the acquisition of MTE on the Company once consummated, the Company would plan to apply the MTE NOLs on its federal income tax returns, including a pro-rated portion since date of acquisition for the taxable year ended December 31, 2022, and if the Company was not able to do this, the Company would require a shift in cash forecasting and tax planning, which would expend additional resources.
Adverse application of state and local tax laws could have an adverse effect on our business and results of operation.
Our expansion of our product offerings may subject us to state and local tax laws and result in additional tax liabilities. A number of jurisdictions in the U.S. have initiated lawsuits against other online travel companies, related to, among other things, the payment of hotel occupancy and other taxes (i.e., state and local sales tax). In addition, a number of municipalities have initiated audit proceedings, issued proposed tax assessments or started inquiries relating to the payment of such taxes. Given our hotel booking platform and packaging technology consist of an agency model whereby we will facilitate reservations on behalf of a hotel or other supplier, the payment of hotel occupancy taxes and other taxes should be the responsibility of the applicable hotel or packaging partner, which are typically responsible for remitting applicable taxes to the various tax authorities. Nevertheless, to the extent that any tax authority succeeds in asserting that we have a tax collection responsibility (for hotel bookings, packaging or any other aspects of our business, including Jack’s Flight Club), or we determine that we have one, with respect to future transactions, we may collect any such additional tax obligation from our customers, which would have the effect of increasing the cost to our customers and, consequently, could make our services less competitive (i.e., versus the websites of other online travel companies or hotel company websites) and reduce reservation transactions. This could have a material adverse effect on our business and results of operations.
Our business model may not be adaptable to a changing market.
Our current revenue model depends primarily on advertising fees paid by travel and entertainment companies and still relies significantly on email communications with our members. If current clients/partners decide not to continue or are unable to continue advertising their offers with us and we are unable to replace them with new clients/partners or alternative revenue streams, our business may be adversely affected. To be successful, we must provide online marketing solutions that achieve broad market acceptance by travel and entertainment companies. In addition, we must attract sufficient Internet users with attractive demographic characteristics to our products. It is possible that we will be required to further adapt our business model and products in response to changes in the online advertising market or travel industry or if our current business model is not successful. For example, uncertainty surrounding the ability to travel would require us to adapt our product offerings to move away from our reliance on advertising fees and to provide consumers with additional flexibility in order to attract them to purchase. If we do not adapt to these trends fully or quickly enough, we may lose revenue as consumer usage of our products and services may decline. If we are not able to anticipate changes in the online advertising market or if our business model is not successful, our business could be materially adversely affected.
If we fail to retain existing advertisers or add new advertisers, our revenue and business will be harmed.
We depend on our ability to attract and retain advertisers that are prepared to offer products or services on compelling terms to our members. We do not generally have long-term arrangements to guarantee the availability of deals that offer attractive quality, value and variety to consumers or favorable payment terms to us. We must continue to attract and retain advertisers in order to increase revenue and maintain profitability. If new advertisers do not find our marketing and promotional services effective, or if existing advertisers do not believe that utilizing our products provides them with a long-term increase in customers, revenue or profit, they may stop making offers through our marketplace. In addition, we may experience attrition in our advertisers in the ordinary course of business resulting from several factors, including losses to competitors and advertiser closures or bankruptcies/insolvencies. We can also experience a decline in advertisers providing offers in certain destinations due to natural disasters or travel restrictions. If we are unable to attract new advertisers in numbers sufficient to grow our business, or if too many advertisers are unwilling to offer compelling terms to our members or favorable payment terms to us, we may sell less advertising, and our operating results will be adversely affected. We may not be able to add enough additional revenue to replace the lost revenue. Further, the new revenue may cost more to generate, impacting our operating results.
A change in our estimate of our refund rates with respect to unredeemed vouchers could result in a change of our reported revenues and an increase in our refund rates could reduce our liquidity and adversely affect our profitability.
In order to adapt to the shift in consumer demand due to COVID-19, we modified our refund policy for Local Deals and Getaways vouchers to allow refunds through the expiration date of the voucher, which is typically at least 6-12 months from the date of purchase. Our previous policy allowed refunds for only 7 days after purchase with no limitations. According to accounting standards for revenue recognition, revenue that is subject to refunds or returns is considered variable consideration and must be constrained so that it is probable that a significant reversal will not occur in the future as the uncertainty is resolved. To comply with this standard, we estimated future refunds and refund rates utilizing a sophisticated model that incorporates qualitative and quantitative factors, including but not limited to, historical refund rates based on deal category, relative risk of refund based on voucher type, and changing business and market conditions. However, due to constantly shifting market factors, particularly due to COVID-19, and limited historical data due to the recent change in policy, accurately predicting the refund rate is difficult, and we can make no guarantees that our estimates will be correct. If our refund estimates are materially understated, it will result in a reversal of revenues previously reported and we may be required to restate our financial statements for the relevant periods, which could damage our reputation and impact our stock price. Additionally, although revenues from voucher purchases may increase, due to the modified refund policy the refund rate may also increase, likely above historical levels, resulting in increased liabilities and a reduction in recognizable revenue and liquidity, which could adversely affect our profitability.
If our advertisers do not meet the needs and expectations of our members, our business could suffer.
Our business depends on our reputation for providing high-quality deals, and our brand and reputation may be harmed by actions taken by advertisers, partners, or merchants that are outside our control. For our Local Deals and Getaways merchants, since we are selling vouchers on behalf of the merchants directly to our members, we face exposure should merchants not fully honor the terms of the deals or the vouchers, including if the merchant were to go out of business or stop providing services for any reason. As for our travel business, we are collecting an advertising fee from the advertiser and the members are booking the deal directly with the advertiser. Although the advertiser is responsible directly to the consumer to provide the deal it advertised, our business can be adversely affected should an advertiser fail to comply with the terms of the advertised deal. From time to time, merchants and advertisers risk the insolvency, bankruptcy or closure of their business and can face regulatory issues (including losing their travel licenses), which can result in the cancellation of travel services booked by consumers through the advertiser. Advertisers who fail to fulfill the travel services advertised in the promotions ran by us can negatively impact our reputation, and advertisers that fail to pay for the advertisements can also negatively impact revenue growth. Moreover, any shortcomings of one or more of our advertisers or merchants, particularly with respect to an issue affecting the quality of the deal offered or the products or services sold, may be attributed by our members to us, thus damaging our reputation and brand value and potentially affecting our results of operations. In addition, negative publicity and member sentiment generated as a result of fraudulent or deceptive conduct by our merchants or partners could damage our reputation, reduce our ability to attract new members or retain our current members, and diminish the value of our brand.
Our business relies heavily on email and other messaging services, and any restrictions on the sending of emails or messages or a decrease in member willingness to receive messages could adversely affect our revenue and business.
Our business is highly dependent upon email and other messaging services. Deals offered through emails and other messages sent by us, or on our behalf by our affiliates, generate a substantial portion of our revenue. Because of the importance of email and other messaging services, if we are unable to successfully deliver emails or messages, or if members decline to open our emails or messages, our revenue and profitability could be adversely affected. Laws and regulations regulating the sending of commercial emails, including those enacted in foreign jurisdictions (such as Canada and Europe), may affect our ability to deliver emails or messages and may also result in increased compliance costs. Further, actions by third parties to block, impose restrictions on, or charge for the delivery of emails or other messages could also materially and adversely impact our business. From time to time, Internet service providers block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to third parties. In addition, our use of email and other messaging services to send communications about our website or other matters may result in legal claims against us, which if successful might limit or prohibit our ability to send emails or other messages. Any disruption or restriction on the distribution of emails or other messages or any increase in the associated costs would materially and adversely affect our revenue and profitability. In addition, the shift in our website traffic originating from mobile devices accessing our services may decrease our member’s willingness to use our services and could decrease their willingness to be an email member.
“Cookie” laws could negatively impact the way we do business.
A “cookie” is a text file that is stored on a user’s computer or mobile device. Cookies are common tools used by thousands of websites and mobile apps to, among other things, store or gather information (e.g., remember log-on details), market to consumers and enhance the user experience. Cookies are valuable tools to improve the customer experience and increase conversion. Many jurisdictions, including the European Union and more recently, California, have adopted regulations governing the use of “cookies.” To the extent any such regulations require “opt-in” consent before certain cookies can be placed on a user’s computer or mobile device, our ability to serve certain customers in the manner we currently do might be adversely affected and our ability to continue to improve and optimize performance on our website might be impaired, either of which could negatively affect a consumer’s experience using our services and our business, market share and results of operations.
Our reported total number of members may be higher than the number of our actual individual members and may not be representative of the number of persons who are active potential customers.
The total number of members we report may be higher than the number of our actual individual members because some members have multiple registrations, other members have died or become incapacitated and others may have registered under fictitious names. Given the challenges inherent in identifying these members, we do not have a reliable system to accurately identify the number of actual individual members, and thus we rely on the number of total members shown on our records as our measure of the size of our member base. In addition, the number of members we report includes the total number of individuals that have completed registration through a specific date, less individuals who have unsubscribed. Those numbers of members may include individuals who do not receive our emails because our emails have been blocked or are otherwise undeliverable. As a result, the reported number of members should not be considered as representative of the number of persons who continue to actively consider our deals by reviewing our email offers.
We may not be able to obtain sufficient funds to grow our business or meet our liquidity needs and equity or debt financing may be on adverse terms.
As of September 30, 2022, we had $19.5 million in cash and cash equivalents, of which $9.9 million was held outside the U.S. in our foreign operations. We also had $1.0 million in restricted cash, of which $334,000 was held outside the U.S. in our foreign operations as of September 30, 2022. When all merchant payables are classified as current, there is negative net working capital of $17.4 million as of September 30, 2022. The payable to merchants is generally due upon redemption of the voucher. As of September 30, 2022, the Company has recorded merchant payables of $38.2 million related to unredeemed vouchers with the majority of vouchers expiring during 2023. The vouchers have expiration dates that extend from December 2022 through December 2025 with the majority of vouchers expiring in 2023; provided, that these expiration dates may sometimes be extended on a case-by-case basis. However, if redemption and refund activities are more accelerated, or if we incur operating losses, we may need to obtain additional financing to meet our working capital needs in the future. We intend to continue to grow our business and fund our current operations using cash on hand. However, this may not be sufficient to meet our needs, including the payments required to settle merchant payables and various commitments and contingencies. We may not be able to obtain financing on commercially reasonable terms, or at all, especially due to volatile market conditions. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our strategic objectives, meet our payroll obligations, successfully promote our brand, develop or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business. If we choose to raise funds through the issuance of equity securities, existing stockholders may experience dilution of their ownership interests and holders of the additional equity securities may have rights senior to existing stockholders of our common stock. If we obtain additional financing through debt securities, the terms of these arrangements could restrict or prevent us from paying dividends, could require the pledging of assets, could subject the Company to restrictive covenants or large fees, and could limit our flexibility.
Utilization of governmental stimulus packages may negatively impact our business, operations and/or reputation.
Certain governments have passed legislation to help businesses through the COVID-19 pandemic with loans, wage subsidies, tax relief or other financial aid. We are participating in, or have applied to participate in, several government programs, including but not limited to, the programs offered in the United States, Canada, the United Kingdom, Germany, and certain other jurisdictions. To the extent we do receive any assistance (in the form of government sponsored or private loans), we may be required to agree to certain restrictions, including but not limited to negative covenants, which could impact how we operate and negatively impact the business, as well as result in higher financing costs. Our reputation could also be harmed.
Our business may be sensitive to recessions or events effecting the travel industry generally.
The demand for online advertising may be linked to the level of economic activity and employment in the U.S. and abroad. Specifically, our business is primarily dependent on the demand for online advertising from travel and entertainment companies. Events like Middle East conflicts, terrorist attacks, mass shooting incidents, natural disasters, and travel-related health events, such as the pandemic, have a negative impact on the travel industry and affect travelers’ behavior by limiting their ability or willingness to visit certain locations. In addition, advertisers may choose to limit advertising spend on certain destinations, which can adversely impact our business. We are not in a position to evaluate the net effect of these circumstances as these events are largely unpredictable; however, we believe there has been negative impact to our business by such events. In the longer term, our business might be negatively affected by financial pressures on or changes to the travel industry.
Our operations could be significantly hindered by the occurrence of a natural disaster or other catastrophic event.
Our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, and unexpected technical problems in the systems that power our websites and distribute our email newsletters, break-ins and similar events. Outages could cause significant interruptions of our service. In addition, despite our implementation of network security measures, and although we have moved most of our IT operations to the cloud, our servers are vulnerable to computer viruses, physical and electronic break-ins, and similar disruptions from unauthorized tampering with our systems. We do not carry business interruption insurance to compensate us for losses that may occur as a result of any of these events.
We are subject to payments-related and fraud risks.
We accept payments for the sale of vouchers using a variety of methods, including credit cards and debit cards. We pay interchange and other fees, which may increase over time, raise our operating expenses, and lower profitability. We rely on third parties to provide payment processing services and it could disrupt our business if these companies become unwilling or unable to provide these services to us. Because the global pandemic has increased the risk profile of travel-related companies, such payment processing services may require larger deposits, impose stricter rules or requirements, or may decide to stop working with companies related to the travel industry altogether. For example, Travelzoo was required to change processors in certain jurisdictions in 2021 because its previous processor decided to stop working with companies related to the travel industry. If we are unable to pivot to a new payment processor quickly, this could lead to periods of time where we are unable to accept or process payments from our members, impacting our ability to generate revenue. We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers and regulations for electronic payment services, such as PSD2 in Europe, which could change or be reinterpreted to make it difficult or impossible for us to comply. In addition, our results can be negatively impacted by purchases made using fraudulent credit cards. Because we act as the merchant of record for certain transactions, we may be held liable for accepting fraudulent credit cards on our websites as well as other payment disputes with our customers. If we have an increase of charge-backs due to the use of fraudulent credit cards on our websites, our business, results of operations and financial condition could be adversely affected. Moreover, under payment card rules and our contracts with our card processors, if there is a security breach of payment card information that we store, we could be liable to the payment card issuing banks for their cost of issuing new cards and related expenses. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments, process electronic funds transfers, or facilitate other types of online payments, and our business and results of operations could be adversely affected. If one or more of these contracts are terminated and we are unable to replace them on similar terms, or at all, it could adversely affect our results of operations.
Our reported financial results may be adversely affected by changes in United States generally accepted accounting principles, and we may incur significant costs to adjust our accounting systems and processes to comply.
United States generally accepted accounting principles are subject to interpretation by the Financial Accounting Standards Board, or “FASB”), the American Institute of Certified Public Accountants, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. In 2014, the FASB issued a new accounting standard related to revenue recognition which changed the way we account for certain of our sales transactions. We adopted this standard in the first quarter of 2018. The adoptions resulted in a cumulative adjustment to retained earnings and changes in revenue recognition policies. In 2016, FASB issued a new accounting standard related to leases which requires that lease arrangements longer than 12 months result in an entity recognizing an asset and liability on its balance sheet. The Company adopted Accounting Standards Update 842 on January 1, 2019, using the alternative modified transition method with no restatement of prior periods or cumulative adjustment to retained earnings. We may need to change our accounting processes if we are required to adopt future or proposed changes in principles. The cost of these changes may negatively impact our results of operations during the periods of transition.
Risks Related to Our Markets and Strategy
Our international operations may result in operating losses and are subject to other material risks.
We may continue to invest in marketing as well as additional employees to support our operations (including licensing arrangements), which may generate operating losses. Furthermore, operating losses in certain jurisdictions may not have any recognizable tax benefit. These factors could have a material negative impact on our consolidated net income and cash flows, which could result in a significant decrease in the trading price of our common stock. There are certain additional risks inherent in doing business internationally, including: uncertainties and instability in economic and market conditions; uncertainty regarding how the wider trading, legal, regulatory and labor environments will be impacted by Brexit, including the resulting impact on our business and that of our clients; exposure to local economic or political instability and threatened or actual acts of terrorism; compliance with U.S. and non-U.S. regulatory laws and requirements relating to anti-corruption, antitrust or competition, economic sanctions, data privacy, consumer protection, employment and labor laws, health and safety, information reporting and advertising and promotions; financial risks from transactions in multiple currencies; longer payment cycles and difficulties in collecting accounts receivable; trade barriers and changes in trade regulations, including new or increased tariffs; difficulties in developing, staffing and simultaneously managing foreign operations as a result of distance, language and cultural differences; stringent local labor laws and regulations; bans on travel among or between various countries; risks related to government regulation, including changing policies in areas such as trade, travel, immigration, and healthcare, among others; and potentially adverse tax consequences. Moreover, fluctuations in currency exchange rates can impact our revenues. Foreign currency movements relative to the U.S. dollar have negatively impacted our revenues from our operations in Europe. The uncertainty and volatility in foreign exchange rates, which may differ across regions, makes it more difficult to forecast industry and consumer trends and the timing and degree of their impact on our markets and business, which in turn could adversely affect our ability to effectively manage our business and adversely affect our results of operations.

In addition, a decline in the growth rates of our international businesses could have a negative impact on our gross profit and earnings per share growth rates and, as a consequence, our stock price. Many of these regions have different customs, currencies, levels of consumer acceptance and use of the Internet for commerce, legislation, regulatory environments, tax laws and levels of political stability. International markets may have strong local competitors with an established brand that may make expansion in that market difficult and costly and take more time than anticipated. In addition, compliance with legal, regulatory or tax requirements in multiple jurisdictions places demands on our time and resources, and we may nonetheless experience unforeseen and potentially adverse legal, regulatory or tax consequences. As we continue to focus on increasing the profitability of our business, we may not achieve targeted operational cost savings, improvements and efficiencies, which could affect our results of operations and financial condition. In addition, significant potential risks could impair our ability to achieve anticipated operating improvements and/or cost reductions throughout the organization, including, but not limited to, higher than anticipated costs, management distraction from ongoing business activities, failure to maintain adequate controls and procedures, and damage to our reputation and brand image. Additionally, we could also experience a loss of continuity, loss of accumulated knowledge and/or inefficiency, adverse effects on employee morale and productivity and adverse effects on our ability to attract and retain highly skilled employees. Any of these consequences could adversely impact our business.
We may not be able to continue developing awareness of our brand names.
We believe that continuing to build awareness of the Travelzoo and Jack’s Flight Club brand names, and starting to build the awareness of the Travelzoo META brand name, is critical to achieving widespread acceptance of our business. Brand recognition is a key differentiating factor among providers of online advertising opportunities and subscription services, and we believe it could become more important as competition in our industry increases. In order to maintain and build brand awareness, we must succeed in our marketing efforts. If we fail to successfully promote and maintain our brand consistently across numerous jurisdictions, incur significant expenses in promoting our brands and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand names, our business could be materially adversely affected.
If we fail to retain our existing members or acquire new members, our revenue and business will be harmed.
We spent $4.4 million and $2.9 million on marketing initiatives relating to member acquisition for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively, and expect to continue to spend significant amounts to acquire members. Our long-term success depends on our continued ability to increase the overall number of members and engage those members. We cannot assure you that the revenue from members we acquire will ultimately exceed the cost of acquiring new members. If members do not perceive our offers to be of high value and quality or if we fail to introduce new and more relevant deals, we may not be able to acquire or retain members. If we reduce our member acquisition costs, we cannot assure you that this will not adversely impact our ability to acquire new members. If we are unable to acquire new members who purchase our deals in numbers sufficient to grow our business, or if members cease to purchase our deals, the revenue we generate may decrease and our operating results will be adversely affected. If the level of usage by our member base declines or does not grow as expected, we may suffer a decline in member growth or revenue. A significant decrease in the level of usage or member growth would have an adverse effect on our business, financial condition and results of operations.
We may not be able to attract travel and entertainment companies or Internet users if we do not continually enhance and develop the content and features of our products and services.
To remain competitive, we must continually improve the responsiveness, functionality, and features of our products and services. We may not succeed in developing features, functions, products, or services that travel and entertainment companies and Internet users find attractive. Our current technology may not meet the future technical requirements of travel and entertainment companies. This could reduce the number of travel and entertainment companies and Internet users using our products and materially adversely affect our business. We are also continually looking to refine our product offerings. We cannot guarantee that any such refinements will be embraced by our members. It may take us longer than expected to fully realize the anticipated benefits, and those benefits may ultimately be smaller than anticipated, which could adversely affect our business. While we are striving to improve functionality, usability and design in our products, the ongoing enhancements on web and mobile and investment in packaging and other technology may not achieve the desired results we anticipate, and if unsuccessful, could result in a decline in revenues, an increase in costs, and a negative impact on our business.

Our business and growth will suffer if we are unable to hire and retain highly skilled personnel.
Our future success depends on our ability to attract, train, motivate, and retain highly skilled employees. We may be unable to retain our skilled employees, or attract, assimilate, and retain other highly skilled employees in the future. We have in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we are unable to hire and retain skilled personnel, our growth may be restricted, which could adversely affect our future success. Additionally, the loss or departure of any of our key employees could materially adversely affect our ability to implement our business plan. We do not maintain key person life insurance for any member of our management team. We also expect new members to join our management team in the future. If our key management personnel are not able to work together effectively, our business could be materially adversely affected.
Intense competition may adversely affect our ability to achieve or maintain market share and operate profitably.
The markets for the services we offer are intensely competitive, constantly evolving and subject to rapid change, and current and new competitors can launch new services at a relatively low cost. We compete for advertising dollars with large Internet portal sites, such as Trip Advisor, that offer listings or other advertising opportunities to travel, entertainment and local businesses. These companies have significantly greater financial, technical, marketing and other resources and larger advertiser bases. We compete with companies like Groupon that sell vouchers for deals from local businesses such as spas, hotels and restaurants and tour operators for vacation packages. We compete with search engines like Google that offer pay-per-click listings. Additionally, certain search engines have increased their focus on acquiring or launching travel products. For example, Google has continued to add features and functionality to its flight and hotel metasearch products, which have grown rapidly and has also further integrated its “Book on Google” reservation functionality into its products. We compete with newspapers, magazines and other traditional media companies that operate websites which provide online advertising opportunities. We compete with travel metasearch engines like Kayak.com (owned by Booking Holdings) and online travel and entertainment deal publishers (including online restaurant reservation services). We compete with large online travel agencies like the Expedia Group and Booking Holdings, as well as thousands of individual travel agencies around the world, that also offer advertising placements and hotel booking platforms and capture consumer interest. There has been substantial consolidation of the global travel industry and we believe this trend will continue. Some of our competitors are large and have significant resources and substantial international operations. Such companies have also completed acquisitions to further consolidate the industry.
There has also been a proliferation of new channels and platforms through which accommodation providers can offer reservations. For example, companies such as Airbnb (which acquired HotelTonight), HomeAway and VRBO (which are both owned by Expedia Group) offer services providing alternative accommodation property owners, particularly individuals, an online place to list their alternative accommodations, which compete with our hotel offers. Further, meta-search services may lower the cost for new companies to enter the market by providing a distribution channel without the cost of promoting the new entrant’s brand to drive consumers directly to its website. Some competitors offer a variety of online services, such as food delivery, shopping, gaming or search services, many of which are used by consumers more frequently than online travel services. As a result, a competitor that has established other, more frequent online interactions with consumers may be able to acquire customers more easily or cost-effectively for its travel services than we can. If any of these platforms are successful in offering services similar to consumers who would otherwise use our platforms or if we are unable to offer our services to consumers within these super-apps, our customer acquisition efforts could be less effective and our customer acquisition costs could increase, either of which would harm our business and results of operations. We also have seen that some competitors will accept lower margins, or negative margins, to attract attention and acquire new members. If competitors engage in group buying initiatives in which merchants receive a higher percentage of the face value than we currently offer, we may be forced to pay a higher percentage of the face value than we currently offer, which may reduce our revenue. We expect to face additional competition as other established and emerging companies, including print media companies, enter the online advertising market. Competition could result in reduced margins on our services, loss of market share or less use of Travelzoo by advertisers and consumers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business could be materially adversely affected.

We may not be able to access third-party technology upon which we depend.
We use data technology and software products from third parties (such as hosting and cloud services), and technology from our vendors may not continue to be available to us on commercially reasonable terms, or at all. Our business will suffer if we are unable to access technology, to gain access to additional products or to integrate new technology with our existing systems. This could cause delays in our development and introduction of new services and related products or enhancements of existing products until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected. We also rely on certain third-party computer systems and third party service providers, including Global Distribution Systems and computerized central reservation systems, in connection with providing certain of our hotel booking services and travel package offerings. Any interruption in these services and systems or deterioration in their performance could prevent us from utilizing certain booking services and have an adverse effect on our business, brands and results of operations. Our agreements with some third-party service providers are terminable upon short notice and often do not provide recourse for service interruptions.
Acquisitions, investments, licensing arrangements and joint ventures could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations.
We may evaluate and consider a wide array of potential strategic transactions as part of our overall business strategy, including business combinations, acquisitions and dispositions of businesses, technologies, services, and other assets, as well as strategic investments, licensing arrangements and joint ventures. At any given time, we may be engaged in discussions or negotiations with respect to one or more of these types of transactions. Any of these transactions could be material to our financial condition and results of operations.
These transactions involve significant challenges and risks, including: diversion of management time; implementation or remediation of controls, procedures, and policies at the acquired company; integration of the acquired company’s accounting, human resource, and other systems, and coordination of various functions; transition of operations, users, and customers onto our platforms, if applicable; failure to obtain required approvals on a timely basis, if at all, or conditions placed upon approval, under competition and antitrust laws which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected goals of an acquisition; the need to integrate operations across different cultures and languages and to address the particular economic, legal, currency, political, and regulatory risks associated with specific countries; failure to successfully develop the acquired business or technology; liability for activities of the acquired company before the acquisition, including intellectual property infringement, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities; litigation or other claims in connection with the acquired company, including claims from employees, customers, former stockholders, or other third parties; challenges relating to the structure of an investment, such as governance, accountability and decision-making conflicts; expected and unexpected costs incurred in pursuing acquisitions, including identifying and performing due diligence on potential acquisition targets that may or may not be successful; entrance into markets in which we have no direct prior experience and increased complexity in our business; inability to sell disposed assets or impairment of investments, goodwill and other assets acquired or divested; the need to obtain financial and other information regarding the investee in order to properly account and report for the investment on an on-going basis; and failure to secure necessary financing in order to complete a purchase or applicable transaction. Future acquisitions may also require us to issue additional equity securities, spend our cash, or incur debt (and increased interest expense), liabilities and amortization expenses related to intangible assets or write-offs of goodwill, which could adversely affect our results of operations and dilute the economic and voting rights of our stockholders. Also, the anticipated benefit of many of our acquisitions may not materialize. As licensing arrangements typically involve third parties unrelated to the Company operating under our brand name in foreign jurisdictions, we risk, among other things, damage to our reputation or brand image if such third parties are unsuccessful or behave in a way that is contrary to Travelzoo.
For example, the business of MTE will require management resources to grow strategically and to realize the synergies that we believe exist between MTE and Travelzoo META. We cannot guarantee that changes in management of MTE will not lead to disruption in the exploitation of the contact network that MTE built up in the Metaverse creator community and that MTE as part of the Travelzoo Group will not be able to source Metaverse travel experiences as successfully as anticipated.

Risks Related to Legal Uncertainty
We may become subject to shareholder lawsuits over securities violations due to volatile stock price.
Shareholder lawsuits for securities violations are often launched against companies whose stock price is volatile. Such lawsuits involving the Company would require management’s attention to defend, which may distract attention from operating the Company. In addition, even if the lawsuit is meritless, the Company may incur substantial costs to defend itself and/or settle such claims, to minimize the distraction and costs of defense. Such lawsuits could result in judgments against the Company requiring substantial payments to claimants. Such costs may materially impact our results of operations and financial condition.
We are subject to laws and regulations worldwide, changes to which could increase the Company’s costs and individually or in the aggregate adversely affect the Company’s business.
The Company is subject to laws and regulations affecting its domestic and international operations in a number of areas. These U.S. and foreign laws and regulations affect the Company’s activities including, but not limited to, in areas of employment, advertising, digital content, consumer protection, real estate, billing, e-commerce, promotions, intellectual property, tax, anti-corruption, foreign exchange controls and cash repatriation restrictions, data privacy, anti-competition, health and safety, and vacation packaging. Compliance with these laws, regulations and similar requirements may be onerous and expensive, and they may be inconsistent from jurisdiction to jurisdiction, further increasing the costs of compliance and doing business. For example, the Company and Jack’s Flight Club employ employees and engage contractors in various countries and therefore could be subject to misclassification or tax claims related to such arrangements or increased costs to ensure continued compliance as both companies grow and add to their workforce. Any such costs, which may rise in the future as a result of changes in these laws and regulations or in their interpretation, could individually or in the aggregate make the Company’s services less attractive, delay the introduction of new products, or cause the Company to change or limit its business practices or incur more costs to comply or defend itself. We have implemented policies and procedures designed to ensure compliance, but there can be no assurance that our employees, contractors, partners, or agents will not violate such laws and regulations or the Company’s policies and procedures.
The CARD Act and similar state and foreign laws may harm our Local Deals and Getaways business.
Vouchers may be considered gift cards, gift certificates, stored value cards or prepaid cards (“gift cards”) and therefore governed by, among other laws, the Credit Card Act of 2009 (the “CARD Act”), and state laws governing gift cards. Other foreign jurisdictions have similar laws in place, in particular European jurisdictions where the European E-Money Directive regulates the business of electronic money institutions. Many of these laws contain provisions governing the use of gift cards, including specific disclosure requirements and prohibitions or limitations on the use of expiration dates and the imposition of certain fees. Purported class actions against other companies have been filed claiming that coupons similar to the vouchers are subject to the CARD Act and various state laws governing gift cards and that the defendants have violated these laws by issuing the coupons with expiration dates and other restrictions. In addition, investigations by certain state attorney general offices have been launched against other companies with regards to similar issues. If similar claims are asserted against the Company in respect of the Local Deals and Getaways vouchers and are successful, we may become subject to fines and penalties and incur additional costs. In addition, if federal or state laws require that the face value of our vouchers have a minimum expiration period beyond the period desired by a merchant for its promotional program, or no expiration period, this may affect the willingness of merchants to issue vouchers in jurisdictions where these laws apply. For unredeemed vouchers, similar laws in other jurisdictions require us or merchants to honor the face value of vouchers sold, after the redemption period. Such developments may materially and adversely affect the profitability or viability of our Local Deals and Getaways vouchers.
Certain gift card laws could require us to materially increase the estimated liability recorded in our financial statements and our operating result could be materially and adversely affected.
In certain states and foreign jurisdictions, our vouchers may be considered gift cards. Some of these states and foreign jurisdictions include gift cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the gift cards after a specified period of time (generally between 1 and 5 years) and impose certain reporting and record keeping obligations.

The analysis of the potential application of the unclaimed and abandoned property laws to our vouchers is complex, involving an analysis of constitutional and statutory provisions and factual issues, including our relationship with members and merchants and our role as it relates to the issuance and delivery of a voucher. In the event that one or more jurisdictions successfully challenges our position on the application of its laws to vouchers, or if the estimates that we use in projecting the likelihood of vouchers being redeemed prove to be inaccurate, our liabilities with respect to unredeemed vouchers may be materially higher than the amounts shown in our financial statements. If we are required to materially increase the estimated liability recorded in our financial statements, our net income could be materially and adversely affected. Moreover, a successful challenge to our position could subject us to penalties or interest, and any such penalties or interest would have a further material adverse impact on our net income.
Tax treatment of companies engaged in Internet commerce may adversely affect the use of our services and our results.
Due to the global nature of the Internet, it is possible that various states or foreign countries might attempt to regulate our transmissions or levy sales, income or other taxes relating to our activities. New or revised international, federal, state or local tax regulations may subject us or our members to additional sales, income and other taxes. We cannot predict the effect of any attempts to impose sales, income or other taxes on commerce over the Internet. New or revised taxes and, in particular, sales taxes, Valued Added Tax (“VAT”) and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the Internet. In June 2018, the U.S. Supreme Court decided the South Dakota v. Wayfair, Inc. sales tax nexus case and as a result, states now have the ability to adopt laws requiring taxpayers to collect and remit sales tax on a basis of economic nexus, even in states in which the taxpayer has no presence. For example, due to media sales for travel agents, clients or partners in certain states with economic nexus provisions (including but not limited to New Mexico, South Dakota, West Virginia and Hawaii), we could have potential tax exposure pursuant to the Wayfair decision. We are continuing to evaluate states and countries where we could have such exposure, including for the operations of Jack’s Flight Club. New taxes could also create significant increases in internal costs necessary to capture data and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.
We may suffer liability as a result of information transmitted over the Internet and claims related to our service offerings.
We may be sued for defamation, civil rights infringement, negligence, patent, copyright or trademark infringement, invasion of privacy, personal injury, product liability, breach of contract, unfair competition, discrimination, violations of disability laws, antitrust or other legal claims relating to information that is published or made available on our websites or service offerings we make available. These types of claims have been brought, sometimes successfully, against online services companies in the past. The fact that we distribute information via email may subject us to potential risks, such as liabilities or claims resulting from unsolicited email or spamming, lost or misdirected messages, security breaches, illegal or fraudulent use of email or interruptions or delays in email or mobile service. These risks are enhanced in certain jurisdictions outside the U.S., where our liability for such third-party actions may be less clear and we may be less protected. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not found liable. We are subject to risks associated with information disseminated through our websites and applications, including content that is produced by our editorial staff and errors or omissions related to our product offerings. Such information, whether accurate or inaccurate, may result in our being sued, which could materially and adversely affect our business. In addition, we may acquire personal or confidential information, including credit card information, from users of our websites and mobile applications, related to our Local Deals, Getaways and hotel booking platform. Our existing security measures may not be successful in preventing security breaches. Outside parties may attempt to fraudulently induce disclosure of sensitive information in order to gain access to our secure systems and networks or to takeover customer accounts by using information obtained elsewhere to attempt to login to customer accounts on our websites. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could steal proprietary information. A security breach at any travel service provider, hotel, payment processor, GDS or other third-party travel supplier could result in negative publicity and exposure.
While we strive to use commercially acceptable means to protect personal data, no method of transmission over the Internet, or method of electronic storage, is 100% secure. Cyberattacks are increasing in frequency and sophistication and are constantly evolving. Consequently, we may be unable to anticipate these attacks or to implement adequate preventative measures. We have experienced and responded to cyberattacks, which we believe have not had a significant impact on the integrity of our systems or the security of any data maintained by us. Security breaches or the unauthorized disclosure of customer personal information could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. Any failure or perceived failure by us, or our service providers, to comply with any privacy-related obligations, or any compromise of security that results in the unauthorized release or transfer of data, may result in governmental enforcement actions, litigation or public statements against the Company by consumer advocacy groups or others and could cause our members to lose trust in us, which could have an adverse effect on our business. If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of users to access our products and services, our products and services may be perceived as not being secure, users and customers may curtail or stop using our products and services, and we may incur significant legal and financial exposure.
We could also be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations or financial condition. For example, the European Union adopted the GDPR, which went into effect in May 2018, California passed the California Consumer Privacy Act, which creates new data privacy rights for users effective in 2020, and on July 16, 2020, the Court of Justice of the European Union invalidated the EU-US Privacy Shield, which now requires that the transfer of information between the EU and the US be reviewed on a case-by-case basis. There are a number of proposals for enactment or modification of data privacy laws pending or proposed in other jurisdictions. Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business. To the extent that regulatory authorities impose fines on the Company or require changes to the Company’s business practices, the Company’s business and results of operations could be materially and adversely affected.
Claims have been asserted against us relating to shares not issued in our 2002 merger.
The Company was formed as a result of a combination and merger of entities founded by the Company’s principal stockholder, Ralph Bartel. In 2002, Travelzoo.com Corporation (“Netsurfers”) was merged into Travelzoo. Under and subject to the terms of the merger agreement, holders of promotional shares of Netsurfers who established that they had satisfied certain prerequisite qualifications were allowed a period of 2 years following the effective date of the merger to receive one share of Travelzoo in exchange for each share of common stock of Netsurfers. In 2004, 2 years following the effective date of the merger, certain promotional shares remained unexchanged. As the right to exchange these promotional shares expired, no additional shares were reserved for issuance. Thereafter, the Company began to offer a voluntary cash program for those who established that they had satisfied certain prerequisite qualifications for Netsurfer promotional shares. Beginning in 2010, the Company became subject to unclaimed property audits of various states in the U.S. related to the unexchanged promotional shares. Although the Company has settled the claims with all states, the Company may still receive inquiries from certain potential Netsurfer promotional stockholders that had not provided their state of residence to the Company. Therefore, the Company is continuing its voluntary program under which it makes cash payments to individuals related to the promotional shares for individuals whose residence was unknown by the Company and who establish that they satisfy the original conditions required for them to receive shares of Netsurfers, and who failed to submit requests to convert their shares into shares of Travelzoo within the required time period. The Company did not make any material payments under this voluntary program for the nine months ended September 30, 2022 and for the years ended December 31, 2021 and December 31, 2020. The total cost of this voluntary program is not reliably estimable because it is based on the ultimate number of valid requests received and future levels of the Company’s common stock price.
Federal laws and regulations, such as the Bank Secrecy Act and the USA PATRIOT Act and similar foreign laws, could be expanded to include Local Deals and Getaways vouchers.
Various federal laws, such as the Bank Secrecy Act and the USA PATRIOT Act and foreign laws and regulations, such as the European Directive on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing, impose certain anti-money laundering requirements on companies that are financial institutions or that provide financial products and services. For these purposes, financial institutions are broadly defined to include money services businesses such as money transmitters, check cashers and providers of prepaid access cards. Examples of anti-money laundering requirements imposed on financial institutions include customer identification and verification programs, suspicious activity monitoring and reporting, record retention policies and procedures and transaction reporting. We do not believe that we are a financial institution subject to these regulations based, in part, upon the closed loop nature and other characteristics of vouchers and our role with respect to the distribution of vouchers to members. However, the Financial Crimes Enforcement Network previously issued final rules regarding the scope and requirements for non-bank parties involved in stored value or prepaid access cards, including obligations on sellers or providers of “prepaid access”. Under the final rule, providers or sellers of closed loop vouchers, such as those offered through the Local Deals and Getaways programs, would only be subject to registration if the vouchers exceed $2,000 in total value or if they are sold in aggregate amounts exceeding $10,000 to any single person in one day. Should the $2,000 limit be exceeded or should more than $10,000 in aggregate vouchers be sold to any individual person (sales to businesses for resale or distribution are excluded) then we may be deemed either a seller or provider of prepaid access subject to regulation. In the event that we become subject to these requirements or any other anti-money laundering law or regulation imposing obligations on us as a money services business, our regulatory compliance costs to meet these obligations would likely increase which could reduce our net income. In addition, the costs for third parties to sell vouchers would increase, which may restrict our ability to enlist third parties to issue vouchers.
State and foreign laws regulating money transmission could be expanded to include Travelzoo vouchers or other Travelzoo products or services.
Many states and certain foreign jurisdictions impose license and registration obligations on those companies engaged in the business of money transmission, with varying definitions of what constitutes money transmission. We currently believe that we are not a money transmitter given our role and the product terms of Travelzoo vouchers or other Travelzoo products or services. However, a successful challenge to our position or expansion of state or foreign laws could subject us to increased compliance costs and delay our ability to offer our products or services in certain jurisdictions pending receipt of any necessary licenses.
Our internal control over financial reporting may not be effective which could impact our business.
The SEC approved amendments in 2018 that raised the cap for status as a “smaller reporting company”. Travelzoo qualified as a smaller reporting company in 2022 meaning it is not subject to the SOX 404(b) requirement of having an auditor attestation report on internal control over financial reporting. However, we may be obligated to evaluate our internal control over financial reporting if we are no longer smaller reporting company and we may identify areas of internal control that may need improvement or require remediation efforts. Currently, none of our identified areas that need improvement have been categorized as material weaknesses. We may identify conditions that may result in material weaknesses in the future.
We may be unable to protect our registered trademark or other proprietary intellectual property rights and may face liability from intellectual property litigation.
Our success depends to a significant degree upon the protection of the Travelzoo brand name. We rely on a combination of copyright, trade secret and trademark laws, as well as non-disclosure and other contractual arrangements to protect our intellectual property (“IP”) rights. The steps we have taken to protect our IP rights, however, may not always succeed in deterring misappropriation of proprietary information. We have registered the Travelzoo trademark in various jurisdictions. If we are unable to protect our rights in the mark, a key element of our strategy of promoting Travelzoo as a brand could be disrupted and our business could be adversely affected. We may not always be able to detect unauthorized use or take appropriate steps to enforce our IP rights. In addition, the validity, enforceability, and scope of protection of IP in Internet-related industries are uncertain and still evolving. The laws of countries in which we may market our services in the future are uncertain and may afford little or no effective protection of our IP. The unauthorized reproduction or other misappropriation of our proprietary technology could enable third parties to benefit from our technology and brand name without paying us. If this were to occur, our business could be materially adversely affected. We cannot be certain that our products, content and brand names do not or will not infringe valid patents, copyrights or other IP rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the IP of others in the ordinary course of business. We may incur substantial expenses in defending against these claims, regardless of their merit. Successful claims against us may result in monetary liability or a material disruption of our business. We endeavor to defend our IP rights diligently, but litigation is expensive and time consuming, and has and is likely to continue to divert managerial attention and resources from our business objectives. Resolution of claims may require us to obtain licenses to use IP rights, which may be expensive to procure.
Risks Related to Investment in our Shares
Our stock price has been volatile historically and may continue to be volatile.
The trading price of our common stock has been and may continue to be subject to wide fluctuations. During the nine months ended September 30, 2022, the closing price of our common stock on NASDAQ ranged from $4.43 to $10.33. Our stock price may fluctuate in response to a number of factors, such as quarterly variations in operating results; announcements of technological innovations or new products by us or our competitors; changes in financial estimates and recommendations by securities analysts; the operating and stock price performance of comparable companies; news reports relating to trends in our markets or general economic conditions; the level of demand for our stock, including the amount of short interest in our stock; stockholder collateral arrangements, and cash requirement on funds or stockholders that result in stockholder trades. There are several products offered in the market that allow stockholders to hedge stock, pledge their stock for collateral or engage in short selling, which can negatively impact the price of our stock. The Company does not prohibit stockholder hedging or pledging arrangements but does have strict policies against trading with material non-public information. Our stock price may be volatile given that operating results may vary from the expectations of securities analysts and investors, which are beyond our control. In the event that our operating results fall below expectations, the trading price of our common shares may decline significantly. Moreover, fluctuations in our stock price and our price-to-earnings multiple may have made our stock attractive to hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction, particularly when viewed on a quarterly basis. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations, such as a recession, acts of war (e.g., the conflict in Ukraine), interest rate or foreign currency exchange rate fluctuations, political instability (e.g., Brexit), changes in trade policy, trade disputes or a natural disaster, health concerns such as COVID or a terrorist attack affecting a significant market for our business may adversely affect the price of our stock, regardless of our operating performance. Negative market conditions could adversely affect our ability to raise additional capital or the value of our stock in connection with merger and acquisition activities.
We have a principal stockholder.
Ralph Bartel, who founded Travelzoo and who was formerly a director of the Company, is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the controlling shareholder of Azzurro. As of December 31, 2022, Azzurro is the Company’s largest shareholder, holding approximately 50.4% of the Company’s outstanding shares. Holger Bartel, the Company’s Global Chief Executive Officer, is Ralph Bartel’s brother and holds approximately 3.1% of the Company’s outstanding shares.
As a result of Azzurro’s ownership interests and voting power, Azzurro is in a position to influence, and potentially control, significant corporate actions, including corporate transactions such as mergers, business combinations or dispositions of assets. This concentrated ownership position could discourage others from initiating any potential merger, or takeover that may otherwise be beneficial to Travelzoo stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING
INFORMATION
The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements are subject to the many risks and uncertainties that exist in our operations and business environment that may cause our actual results, performance or achievements to be different from those expected or anticipated in the forward-looking statements. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events could differ significantly from those anticipated in such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those discussed elsewhere in this prospectus in the section entitled “Risk Factors” and the risks discussed in our other Securities and Exchange Commission (“SEC”) filings. The forward-looking statements included in this prospectus reflect the beliefs of our management on the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events or circumstances occur in the future.

USE OF PROCEEDS
We will not receive any of the proceeds from the shares of common stock sold by the selling stockholder hereunder. The selling stockholder will receive all of the proceeds from the sale of the shares of common stock. The selling stockholder is listed under “Selling Stockholder” on page 24.
SELLING STOCKHOLDER
We are filing the registration of which this prospectus is a part to permit the selling stockholder to resell shares of our common stock. The shares being offered by the selling stockholder consists of 3,410,000 shares of our common stock, which were acquired by the selling stockholder pursuant to the transactions contemplated by the Stock Purchase Agreement. The following table sets forth information regarding the ownership of our common stock by the selling stockholder and the shares being offered under this prospectus.
Ralph Bartel, who founded Travelzoo and was formerly a director of the Company, is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the controlling shareholder of Azzurro.
The following table provides information regarding the selling stockholder and the number of shares the selling stockholder is offering under this prospectus. We have prepared this table based on information furnished to us by or on behalf of the selling stockholder. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities, including any securities that grant a selling stockholder the right to acquire common stock within 60 days of January 30, 2023. Unless otherwise indicated in the footnotes below, we believe that the selling stockholder has sole voting and investment power with respect to all shares beneficially owned. The percentage ownership data is based on 15,697,412 shares of our common stock issued and outstanding as of January 30, 2023. The number of shares of common stock beneficially owned by the selling stockholders is based on information provided by the selling stockholder as of January 30, 2023. Since January 30, 2023, the selling stockholder may have sold, transferred or otherwise disposed of shares of our common stock in transactions exempt from the registration requirements of the Securities Act.
Selling Stockholder	Ownership Prior to Offering		Shares Being Offered Hereby	Ownership After the Offering(1)
	Shares	%		Shares	%
Azzurro Capital Inc.	7,906,603	50.4%	3,410,000	4,496,603	28.6%
Total	7,906,603	50.4%	3,410,000	4,496,603	28.6%
(1)
Assumes the sale of all the shares offered hereby. This registration statement also covers any additional shares of common stock which become issuable in connection with the shares registered for resale hereby by reason of any stock dividend, stock split, recapitalizations or other similar transaction effected without the receipt of consideration which results in an increase in the outstanding shares of our common stock.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issued to the selling stockholder to permit the resale of these shares of common stock by the holder of the shares of common stock from time to time after the date of this prospectus, subject to the terms of the Stock Purchase Agreement. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by the selling stockholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, subject to the terms of the Stock Purchase Agreement. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that such transactions meet the criteria and conform to the requirements of those provisions, subject to the terms of the Stock Purchase Agreement.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121.
In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and if such short sale shall take place after the date that the registration statement, of which this prospectus forms a part, is declared effective by the SEC, the selling stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder has been advised that the selling stockholder may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of shares of common stock owned by the selling stockholder and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances, subject to the terms of the Stock Purchase Agreement, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholder and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
The selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Stock Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it.
Certain of the shares of common stock being registered hereunder are serving as collateral under the promissory note issued to Azzurro in connection with the Private Placement and the Stock Purchase Agreement (the “Collateral Shares”). The Collateral Shares will continue to contain a restrictive legend until such time as Azzurro pays the Company cash for the principal and interest of the promissory note. Upon receipt of the payment by Azzurro, the Company will remove the restrictive legend on those shares serving as collateral, enabling Azzurro to resell all or any portion of those shares in accordance with the terms hereof.

LEGAL MATTERS
The Company’s General Counsel has issued an opinion as to the validity of the common stock.
EXPERTS
The consolidated financial statements of Travelzoo and subsidiaries as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 incorporated in this Prospectus by reference from the Travelzoo Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.ir.travelzoo.com. The information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.
INCORPORATION BY REFERENCE
The Commission allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering, except for information furnished to the Commission on Form 8-K:
•	our Annual Report on Form 10-K for the year ended December 31, 2021;
•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022;
•	our Current Reports on Form 8-K, filed with the Commission on November 25, 2022, December 29, 2022 and January 5, 2023;
•	the description of our common stock contained in Exhibit 4.1 on Form 10-K, filed March 31, 2021; and
•
all future documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, prior to the termination of the offering of the underlying securities; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

We will provide you with copies of any of the documents incorporated by reference into this prospectus, other than exhibits attached to those documents, unless such exhibits are specifically incorporated by reference into the information incorporated herein, without charge. Please direct your written or oral request to Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022, Attention: Investor Relations.

3,410,000 Shares

Common Stock
PROSPECTUS

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the expenses (other than underwriting discounts and commissions), which other than the SEC registration fee are estimates, payable by the Registrant in connection with the sale and distribution of the shares registered hereby***:
SEC Registration Fee	$1,987.89
Accounting Fees and Expenses*	$25,000.00
Legal Fees and Expenses	**
Printing Fees and Expenses*	$2,930.00
Transfer Agent and Trustee Fees	**
Miscellaneous Expenses	**
Total	**
*	Estimated
**	Estimated expenses not presently known. Such amounts will be included in the final prospectus or prospectus supplement.
***	The selling stockholder will pay any sales commissions or underwriting discount and fees incurred in connection with the sale of shares registered hereunder.
Item 15.	Indemnification of Directors and Officers
The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
As permitted by Delaware law, the Registrant’s certificate of incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to the Registrant or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.
The Registrant’s certificate of incorporation further provides that the Registrant must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Registrant believes that indemnification under its certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.
The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements, among other things, require the Registrant to indemnify such directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.
Item 16.	Exhibits
See Exhibit Index.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the

Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number		Description
2.1
Stock Purchase Agreement entered into on November 25, 2022 by and between Travelzoo and Azzurro Capital Inc. (Incorporated by reference to Exhibit 2.1 on Form 8-K (File No. 000-50171), filed November 25, 2022).

3.1	—	Certificate of Incorporation of Travelzoo (Incorporated by reference to our Pre-Effective Amendment No. 6 to our Registration Statement on Form S-4 (File No. 333-55026), filed February 14, 2002).

3.2	—	Certificate of Amendment of Certificate Incorporation of Travelzoo (File No. 000-50171), filed May 10, 2017)

3.3	—	Certificate of Amendment of Certificate of Incorporation of Travelzoo (Incorporated by reference to our Schedule 14A (File No. 000-50171), filed April 1, 2019)

3.4	—	Amended and Restated By-laws of Travelzoo (Incorporated by reference to Exhibit 3.5 on Form 8-K (File No. 000-50171), filed April 12, 2021).

4.1	—	Description of the Company’s Common and Preferred Stock (Incorporated by reference to Exhibit 4.1 on Form 10-K (File No. 000-50171), filed March 31, 2021)

5.1*		Opinion of General Counsel

10.1	—	Form of Director and Officer Indemnification Agreement (Incorporated by reference to Exhibit 10.1 on Form 10-Q (File No. 000-50171), filed November 9, 2007)

23.1*	—	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2*	—	Consent of General Counsel (included in Exhibit 5.1)

24.1*	—	Power of Attorney (included on signature page)

107*		Filing Fee Table
*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds for believing that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 3, 2023.
TRAVELZOO

By:	/s/ Wayne Lee
Wayne Lee, Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Wayne Lee as his or her true and lawful attorney in fact and agent for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title(s)	Date

/s/ Holger Bartel	Global Chief Executive Officer	February 3, 2023
Holger Bartel

/s/ Wayne Lee	Chief Financial Officer	February 3, 2023
Wayne Lee

/s/ Christina Sindoni Ciocca	Director	February 3, 2023
Christina Sindoni Ciocca

/s/ Carrie Liqun Liu	Director	February 3, 2023
Carrie Liqun Liu

/s/ Volodymyr Cherevko	Director	February 3, 2023
Volodymyr Cherevko

/s/ Michael Karg	Director	February 3, 2023
Michael Karg